UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2020

Cocrystal Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38418	35-2528215
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19805 N. Creek Parkway Bothell, WA	98011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 459-1831

(Former name or former address, if changed since last report.):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	COCP	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Item 8.01 Other Events.

On September 22, 2020, United States District Court for the District of New Jersey (the “Court”) entered an order preliminarily approving the Stipulation and Agreement of Settlement, dated August 20, 2020 (the “Stipulation”) by and among the plaintiffs in the previously disclosed shareholder derivative action and certain related shareholder derivative actions, Cocrystal Pharma, Inc. (the “Company”) as the nominal defendant, and defendants, including certain of the Company’s current and former directors and officers. The settlement as documented in the Stipulation is subject to the approval of the Court. The proposed settlement requires that certain defendants named in the Stipulation, other than the Company, pay the plaintiffs’ attorneys’ fees and expenses in the amount of $275,000, and that the Company adopt within 60 days of the final approval of the settlement by the Court certain corporate governance enhancements described in Exhibit A to the Stipulation. As required by the Stipulation and the Court’s preliminary approval order, the Notice of Proposed Settlement of Derivative Action is filed as Exhibit 99.1 and the Stipulation is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description.
99.1	Notice of Proposed Settlement of Derivative Action
99.2	Stipulation and Agreement of Settlement, dated August 20, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cocrystal Pharma, Inc.

Date: October 2, 2020	By:	/s/ James Martin
	Name:	James Martin
	Title:	Chief Financial Officer